Exhibit 10.3

AGREEMENT

        THIS AGREEMENT (this “Agreement”), dated as of March 2, 2005 (the “Effective Date”), by and between Champps Entertainment, Inc., a Delaware corporation (the “Company”), and Michael O’Donnell (the “Executive”).

        WHEREAS, the Executive is currently a member of the Board of Directors of the Company (the “Board”); and

        WHEREAS, the Company desires that the Executive serve as its President and Chief Executive Officer following the Effective Date, and the Executive is willing to be so employed, in each case on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.        Duties.

                 (a)     The Executive shall serve as the President and Chief Executive Officer of the Company. The Executive shall be the senior-most executive officer of the Company and shall have the duties and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company. In performing such duties, services and responsibilities, the Executive will report solely and directly to the Board. All other employees shall report solely and directly to the Executive or his designees; provided, however, that the Chief Financial Officer and the head of internal audit shall also report to the Audit Committee of the Board. The Executive shall devote substantially all of his business time and attention to the businesses of the Company and its subsidiaries and affiliates and shall not engage in any activity inconsistent with the foregoing, whether or not such activity shall be engaged in for pecuniary profit, unless approved by the Board (which approval will not be unreasonably withheld or delayed); provided, however, that, to the extent such activities do not violate, or substantially interfere with his performance of his duties, services and responsibilities under, this Agreement, the Executive shall be permitted to manage his personal, financial and legal affairs and serve on civic or charitable boards and committees of such boards. Notwithstanding the foregoing, the Executive may also continue to serve on corporate, civic and charitable boards on which he sits as of the date of this Agreement.

                 (b)        Consistent with his duties hereunder and any necessary business travel, the Company understands that the Executive will be permitted to perform his services hereunder in Florida whenever commercially reasonable to do so. In such case, the Executive shall be provided office space in Jacksonville or Ponte Vedra, Florida and secretarial/administrative assistance, in each case reasonably satisfactory to the Executive and consistent with his positions hereunder.

         2.         Base Salary; Bonus.

                 (a)        In consideration of the performance by the Executive of the Executive’s obligations (including any service as a member of the Board or in any position with any subsidiary or affiliate of the Company), the Company shall pay the Executive a base salary (the “Base Salary”) at an annual rate of $450,000, subject to increase but not decrease in the discretion of the Board, payable in accordance with the normal payroll practices of the Company in effect from time to time.

                 (b)        In addition to the payments of the Base Salary set forth above, the Executive shall be eligible to earn, in respect of each fiscal year of the Company commencing on and after July 1, 2005, a performance-based cash bonus of $200,000 (the “Target Bonus”). The Executive shall earn the Target Bonus only if he is employed by the Company on the last day of each applicable fiscal year and only if performance goals established by the Compensation Committee of the Board (the “Compensation Committee”) after consultation with the Executive are achieved, it being understood that the Executive may earn less or more than 100% of the Target Bonus, as determined by the Compensation Committee in good faith, upon partial or excess achievement of the applicable performance goals. If the Executive is employed by the Company on June 30, 2005, he shall be paid a guaranteed bonus equal to $200,000 multiplied by a fraction, the numerator of which is the number of days from the Effective Date to June 30, 2005 and the denominator of which is 365. This guaranteed bonus shall be paid at the time bonuses are otherwise paid to executives of the Company. Notwithstanding anything to the contrary contained herein, any bonus earned by the Executive under this Section 2(b) shall be paid at the time bonuses are otherwise paid to executives of the Company but in any event no later than March 15 of the calendar year following the calendar year in which such bonus is earned.

         3.         Benefits.

                 (a)        During the Employment Term, the Executive shall be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements, as may be amended from time to time, that are provided generally to senior executives of the Company to the extent the Executive meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement; provided that during the Employment Term, the Company shall provide to the Executive (i) $1,000,000 of life insurance coverage, (ii) long term disability coverage that provides a minimum payment of $22,500/month in the event the Executive becomes eligible for such benefits and (iii) a leased automobile as determined by the Executive that is reasonably acceptable to the Company. Within the first six months of the Employment Term, the Board shall consider the advisability of establishing a non-qualified deferred compensation program that would apply to the Executive, it being understood that the Board shall not be required to adopt such a program.

                 (b)     The Company shall reimburse the Executive for all reasonable business expenses incurred by the Executive in carrying out the Executive’s duties, services and responsibilities under this Agreement during the Employment Term. The Executive shall comply with generally applicable policies, practices and procedures of the Company with respect to reimbursement for, and submission of expense reports, receipts or similar documentation of, such expenses.

         4.         Vacations. During each calendar year of the Employment Term (pro rata for partial calendar years), the Executive shall be entitled to four weeks of paid vacation to be taken in accordance with the applicable policy of the Company.

         5.        Equity Compensation. The Company agrees to grant the Executive 128,670 shares of restricted common stock, par value $.01, of the Company (“Stock”) pursuant to a Restricted Stock Agreement in the form attached hereto as Exhibit A and 386,010 shares of restricted Stock pursuant to a Restricted Stock Agreement in the form attached hereto as Exhibit B (together, the “Grants”). The Company shall make the Grants promptly after the date the shareholders of the Company approve a resolution that would permit the issuance of the Grants under the NASDAQ listing requirements (either by increasing the number of shares available for grant under the 2003 Stock Option and Incentive Plan or otherwise). If the shareholders of the Company fail to approve such a resolution by the date any portion of the Grants would otherwise have vested if they were granted on the date hereof (each such date, a “Deemed Vesting Date”), the Company shall make a cash payment to the Executive promptly after each Deemed Vesting Date in an amount sufficient to place him in the same economic position he would have occupied if the Grants were made on the date hereof.

         6.        Termination of Employment.

                 (a)        The Executive’s employment with the Company shall terminate upon the earliest to occur of: (i) the death of the Executive; (ii) the termination of the Executive’s employment by the Company by reason of the Executive’s Disability; (iii) the termination of the Executive’s employment by the Company for Cause or without Cause; (iv) the termination of the Executive’s employment by the Executive for Good Reason; and (v) the termination by the Executive without Good Reason upon 15 days’ written notice to the Company, it being understood that the Company may relieve the Executive of some or all of his duties during this period without such action in and of itself being considered to be a breach of this Agreement, the termination of the Executive’s employment by the Company without Cause or Good Reason for the Executive to terminate employment. No termination of employment by either party hereto shall be considered to be a breach of this Agreement.

                 (b)        For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)        “Cause” shall mean that the Board has made a good faith determination, after providing the Executive with reasonably detailed written notice and a reasonable opportunity to be heard with counsel on the issues at a Board meeting, that any of the following has occurred:

                                   (A)        the continued failure by the Executive to substantially follow any lawful mandate of the Board (other than due to mental or physical disability) after written notice from the Company;

                                   (B)        the Executive’s willful violation of Section 1(a) or Section 8 of this Agreement that is not cured within 10 business days of the receipt of written notice from the Company;

                                   (C)        the Executive has engaged in misconduct that has resulted in material damage to the Company’s business or reputation;

                                   (D)        the Executive has been convicted of, or pleaded guilty or nolo contendere to a felony; or

                                   (E)        the Executive has engaged in fraud against the Company or misappropriated Company property.

        For purposes of this Agreement, no act or failure by the Executive shall be considered “willful” if such act is done by the Executive in the good faith belief that such act is or was in the best interests of the Company or one or more of its businesses.

                         (ii)        “Change in Control” of the Company shall mean:

                                  (A)        any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or “group” (as such term is used in Section 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Voting Stock of the Company; provided that this clause (A) shall not apply (1) with respect to a stockholder of the Company who beneficially owns more than 20% of the Voting Stock of the Company on the Effective Date or (2) in connection with a merger, consolidation, combination, recapitalization or other similar transaction involving the Company that is not considered a Change in Control under clauses (B) or (C), below;

                                   (B)        all or substantially all of the assets or business of the Company are disposed of pursuant to a merger, consolidation, liquidation, dissolution or other transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or succeeding to all or substantially all of the assets or business of the Company or the ultimate parent company of such surviving or successor company if such surviving or successor company is a subsidiary of another entity;

                                   (C)        the consummation of any merger, consolidation or other similar corporate transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or its ultimate parent company if such surviving company is a subsidiary of another entity; or

                                   (D)        individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the Company’s nominating or similar committee, shall be, for purposes of this Agreement, considered as though he or she was a member of the Incumbent Board.

For purposes of this definition, “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company; “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and references to ownership of “more than 50% of the Voting Stock” shall mean the ownership of shares of Voting Stock that represent the right to exercise more than 50% of the votes entitled to be cast in the election of directors of a corporation.

                 (iii)        “Disability” of the Executive shall have occurred if, as a result of the Executive’s incapacity due to physical or mental illness, the Executive is eligible to receive long-term disability benefits pursuant to the terms of any long-term disability insurance plan or program of the Company that covers Executive.

                 (iv)        “Good Reason” shall mean and be deemed to exist if any of the events set forth in clauses (A) through (F) below shall occur without the prior express written consent of the Executive, provided that the Executive shall provide the Company with written notice thereof specifically identifying such event within ninety (90) days after the occurrence of such event and the Company shall have ten (10) business days after the date of such notice to cure:

                                   (A)        the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive’s titles or positions, as set forth and described in Section 1 of this Agreement;

                                   (B)        the Executive suffers (i) a material reduction in the duties or responsibilities or (ii) a material change in the reporting rights or obligations, each as set forth and described in Section 1 of this Agreement (other than, with respect to (ii) above, a change required by applicable law, regulation or listing requirement or in accordance with demonstrated principles of sound corporate governance);

                                   (C)        the Executive is not appointed to, or is removed from, the offices or positions provided for in Section 1 of this Agreement;

                                   (D)        the Executive’s Base Salary or Target Bonus is decreased by the Company, or the Executive is not provided benefits under employee benefit or health or welfare plans or programs of the Company that are comparable to those provided to other senior executives of the Company;

                                   (E)        the Company fails to pay the Executive’s compensation or to provide for the Executive’s benefits when due; or

                                   (F)        the Company materially breaches the provisions of Section 1(b).

        Notwithstanding the foregoing, any voluntary termination of the Executive’s employment by the Executive during the 30-day period immediately following the first anniversary of a Change in Control shall be deemed to be a termination for “Good Reason” for purposes of this Agreement.

         7.        Termination Payments.

                 (a)         Earned or Accrued Compensation. Upon any termination of the Executive’s employment, he shall be entitled to payment of any earned but unpaid portion of the Base Salary, any earned but unpaid bonus, and benefits and un-reimbursed business expenses in accordance with applicable Company policy, in each case with respect to the period ending on the date of termination.

                 (b)         Severance. In addition to the payments and benefits provided in Section 7(a), if the Executive’s employment is terminated (i) due to the Executive’s death or Disability, the Executive shall be paid a pro rata portion (based on the portion of the Company’s fiscal year that has elapsed as of the Executive’s date of termination) of the amount of annual bonus the Executive would have earned under Section 2(b) based on the annualized performance of the Company and/or Executive as of the Executive’s date of termination (a “Pro Rata Bonus”) or (ii) by the Company without Cause or by the Executive for Good Reason (A) the Company shall pay the Executive a Pro Rata Bonus, (B) the Company shall pay the Executive the Severance Payments and (C) the Company shall provide the Executive with continued medical coverage at active-employee rates for two years or, if earlier, until the Executive receives subsequent employer-provided coverage.

                 (c)         Severance Payments. For purposes hereof, the Severance Payments shall be 24 monthly payments (commencing as of the first day of the month immediately following the Executive’s date of termination) of an amount equal to 1/12 of the sum of the Executive’s Base Salary and Target Bonus. However, if such Severance Payments would subject the Executive to any penalty tax imposed under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) the Severance Payments shall be: (I) one payment, on the first day which is at least six months after the Executive’s date of termination, of an amount equal to 6/12 of the sum of the Executive’s Base Salary and Target Bonus (the “Initial Payment”) and (II) 18 monthly payments (commencing the first day of the month immediately following the month in which the above payment is made) of an amount equal to 1/12 of the sum of the Executive’s Base Salary and Target Bonus (also referred to as the “409A Severance”).

                 (d)         Reduction of Severance-Non-Competitor. If the Executive becomes employed or engaged as an independent contractor by another entity that is not a Competitor (as defined below) prior to the end of the 24-month period over which Severance Payments are to be made, all then remaining Severance Payments shall be reduced by one-half throughout the remainder of such 24-month period, provided, however, that if the Executive is to receive the 409A Severance, and the Executive becomes so employed or engaged prior to the first day which is at least six months after the Executive’s date of termination then the Initial Payment shall only be equal to the sum of: (A) the Initial Payment multiplied by a fraction the numerator of which is the number of days for which the Executive was not so employed or engaged after the date of termination and the denominator of which is 182 and (B) the Initial Payment multiplied by a fraction the numerator of which is the number of days for which the Executive was so employed or engaged during the first six months after the Executive’s date of termination and the denominator of which is 364; the amount of each of the remaining 18 monthly severance payments shall thereafter be reduced by one-half.

                 (e)         Reduction of Severance Payments-Competitor. If the Executive becomes employed or engaged as an independent contractor by a Competitor prior to the end of the 24-month period over which Severance Payments are to be made, all Severance Payments shall immediately end; provided, however, that if the Executive is to receive the 409A Severance, and the Executive becomes so employed or engaged by a Competitor prior to the first day which is at least six months after the Executive’s date of termination then the Executive will receive the Initial Payment, which shall only be equal to: the Initial Payment multiplied by a fraction the numerator of which is the number of days for which the Executive was not so employed or engaged after the date of termination and the denominator of which is 182.

        The Executive agrees to promptly notify the Company of any subsequent employment or engagement. For purposes of this Section 7, a “Competitor” means any business or other endeavor that engages in any state in which the Company has significant business operations to a significant degree in a business that directly competes with all or any substantial part of any of the Company’s businesses.

        Payment of the Pro Rata Bonus and/or Severance Payments and the continuation of medical coverage hereunder shall be conditioned upon the Executive’s execution of a general release substantially in the form attached hereto as Exhibit C. In the event of any termination hereunder, the Executive shall be under no obligation to seek other employment and (except as provided herein) there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

         8.         Confidential Information; Noncompetition; Nonsolicitation; Nondisparagement.

                 (a)         Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Executive shall cooperate with the Company in obtaining a protective order at the Company’s expense against disclosure by a court of competent jurisdiction), communicate, to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder, any trade secrets, confidential information, knowledge or data relating to the Company, its affiliates or any businesses or investments of the Company or its affiliates, obtained by the Executive during the Executive’s services to the Company that is not generally available public knowledge (other than by acts by the Executive in violation of this Agreement).

                 (b)         Nonsolicitation. During the term of the Executive’s employment and for 24 months after the Executive’s date of termination, the Executive shall not, directly or indirectly, (1) solicit for employment (other than by the Company) any person (other than any personal secretary or assistant hired to work directly for the Executive) employed by the Company or its affiliated companies as of the date of termination, (2) solicit for employment (other than by the Company) any person known by the Executive (after reasonable inquiry) to be employed at the time by the Company or its affiliated companies as of the date of the solicitation or (3) solicit any vendor of the Company or any of its affiliated companies to terminate, curtail or otherwise limit such relationship.

                 (c)         Non-disparagement. During the term of the Executive’s employment, and for 24 months after the Executive’s date of termination, the Executive shall not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Company or any of its affiliated companies or businesses, or the affiliates, directors, officers, agents, principal stockholders or customers of any of them. For 24 months after the Executive’s date of termination, the Company and its affiliated companies and businesses shall not, and the Company shall use reasonable efforts to ensure that its principal stockholders, executive officers and members of the Board do not, directly or indirectly, make or publish any disparaging statements (whether written or oral) regarding the Executive or his tenure with the Company.

         9.         Representations. The Executive represents and warrants that he is not subject to any contract, arrangement or agreement that in any way limits his ability to enter into and fully perform his obligations under this Agreement.

         10.         Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive, at his residence address most recently filed with the Company;

with a copy to:

Stephen W. Skonieczny, Esq.
Dechert LLP30
Rockefeller Plaza
New York, New York 10112

If to the Company:

Champps Entertainment, Inc.
10375 Park Meadows Drive, Suite 560
Littleton, CO 80124

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11.         Modification; Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. At the request of the Executive, the Company shall amend any provision of this Agreement as necessary to avoid imposition of any penalty tax imposed under Section 409A of the Code to the extent such amendment does not materially adversely affect the Company’s rights or obligations hereunder and does not impose new rights or obligations on the Company.

         12.         Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14.         Entire Agreement. This Agreement and the equity agreements referred to in Section 5 set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter.

         15.         Withholding. All payments hereunder shall be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation.

         16.         Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

         17.         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Each of the parties waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, or its performance under or the enforcement of this Agreement.

         18.         Certain Other Payments.

                 (a)         Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable pursuant to this Agreement (including, without limitation, the accelerated vesting of equity awards held by the Executive) or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto (the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon any such distributions or payments.

                 (b)         All determinations required to be made under this Section 18, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm designated by the Company (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of a request from the Executive or such earlier time as is requested by the Company, and the Accounting Firm will review any such determination if the Company or the Executive, within 10 days of receiving the detailed supporting calculations, provides an opinion of counsel that such determination is incorrect in some material respect. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 18, shall be paid by the Company to the Executive within 15 days of the receipt of the Accounting Firm’s determination. Absent manifest error, any final determination by the Accounting Firm shall be binding upon the Company and the Executive.

                 (c)         The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable, but no later than 30 days after the Executive is informed in writing of such claim. The Executive shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that the Company desires to contest such claim, the Executive shall:

                                  (i)         give the Company any information reasonably requested by the Company relating to such claim,

                                  (ii)         take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                                  (iii)         cooperate with the Company in good faith in order effectively to contest such claim, and

                                   (iv)         permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 18, the Company shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder, the Executive shall be entitled to receive an additional Gross-Up Payment in respect of such excess at the time that the amount of such excess is finally determined.

                 (d)         If, after the receipt by the Executive of a Gross-Up Payment or payment by the Company of an amount on the Executive’s behalf pursuant to this Section 18, the Executive receives any refund with respect to the Excise Tax to which such Gross-Up Payment relates, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive’s behalf pursuant to this Section 18, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                 (e)         Notwithstanding any other provision of this Section 18, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Executive, all or any portion of any Gross-Up Payment, and the Executive hereby consents to such withholding and payment.

         19.         Legal Fees and Other Expenses. In the event that a claim for payment or benefits under this Agreement or any restricted stock agreement or any other compensation arrangement is disputed, or any other disputes arise in respect of the Executive’s employment with the Company, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Executive in pursuing and/or defending any such claim, provided that the Executive substantially prevails in respect of the disputed claim. In addition, the Executive shall be paid or reimbursed for all legal fees and expenses (not exceeding $40,000) incurred by the Executive in connection with the review, preparation and negotiation of this Agreement, any restricted stock agreement and/or any other agreements or plans referenced herein.

         20.         Indemnification. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Company and/or any affiliate or is or was serving at the request of the Company and/or any Affiliate as a director, officer, member, employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all costs and expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. The Company shall provide directors & officers insurance coverage for the Executive on the same terms as such insurance coverage is provided to members of the Board generally.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHAMPPS ENTERTAINMENT, INC.

By:/s/ Donna Depoian

/s/ Michael P. O'Donnell

Exhibit A

2003 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

        This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made and entered into as of the ___ day of _____________, 2005 (the “Grant Date”), by and between Michael O’Donnell (the “Participant”) and Champps Entertainment, Inc., a Delaware corporation (the “Company”), sets forth the terms and conditions of a Restricted Stock Award issued pursuant to the Company’s 2003 Stock Option and Incentive Plan (the “Plan”) and this Agreement. Any capitalized terms used but not defined herein shall have the meaning prescribed in the Plan.

1.	Grant and Vesting of Restricted Stock.

(a)

Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants to the Participant 128,670 shares of restricted Stock (the “Restricted Stock”). The period during which the Restricted Stock is not vested and is subject to Transfer Restrictions is referred to herein as the “Restriction Period.” The Restricted Stock is granted as of the Grant Date pursuant to the Employment Agreement dated as of March 2, 2005, by and between the Participant and the Company (the “Employment Agreement”).

(b)

Subject to the terms and conditions of this Agreement, the Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder on the following dates, so long as the Participant has remained continuously employed by the Company from the Effective Date (as defined in the Employment Agreement) through such dates:

(i)	as to 42,890 shares on the first anniversary of the Effective Date;

(ii)	as to an additional 42,890 shares on the second anniversary of the Effective Date; and

(iii)	as to an additional 42,890 shares on the third anniversary of the Effective Date.

(c)

In the event of the (i) Participant’s termination of employment by the Company for a reason other than (x) Cause (as defined in the Employment Agreement) or (y) due to the Participant’s Disability (as defined in the Employment Agreement), or (ii) the Participant’s termination of employment for Good Reason (as defined in the Employment Agreement), any portion of the Restricted Stock that has not vested as of the Participant’s date of termination shall immediately vest and no longer be subject to any Transfer Restrictions hereunder.

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(d)

In the event of the termination of Participant’s employment (i) by the Company for Cause or due to the Participant’s Disability, (ii) due to the death of Participant or (iii) by the Participant for any reason other than Good Reason, any portion of the Restricted Stock that has not vested as of the date of the Participant’s date of termination shall immediately be forfeited.

(e)

In the event of a Change in Control (as defined in the Employment Agreement), any unvested and outstanding portion of the Restricted Stock shall immediately and fully vest and no longer be subject to any Transfer Restrictions hereunder.

(f)	For purposes of this Agreement, employment with the Company shall include employment with the Company’s affiliates and its successors.

2.	Issuance of Shares.

        Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Participant or the Participant’s estate pursuant to this Agreement and the Plan. Subject to Section 8 (pertaining to the withholding of taxes), as soon as practicable after the restrictions on the Restricted Stock expire (provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement and the Plan), the Company shall issue (or cause to be delivered) to the Participant one or more unlegended stock certificates in respect of the Restricted Stock. The shares of Common Stock issued pursuant to this Agreement shall be registered on a Registration Statement on Form S-8 (or other available form).

3.	Nontransferability of the Restricted Stock.

        Prior to the vesting date thereof, the Restricted Stock shall not be transferable by the Participant, directly or indirectly, by means of sale, assignment, exchange, hypothecation, encumbrance, pledge or otherwise (such restrictions, the “Transfer Restrictions”).

4.	Rights as a Stockholder.

        Except as otherwise specifically provided in this Agreement and the Plan, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive any dividends with respect thereto.

5.	Adjustments.

        In the event of a change in corporate capitalization (including, without limitation, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction such as a merger, consolidation, separation, spin-off (or other distribution of stock or property of the Company), any reorganization or any partial or complete liquidation of the Company, the shares of Restricted Stock granted hereby shall be treated in the same manner as other shares of Common Stock.

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6.	Payment of Transfer Taxes, Fees and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by the Participant in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.	Validity of Share Issuance.

        The shares of Restricted Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

8.	Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Executive may direct the Company to deduct any such taxes from the delivery of the Restricted Stock that gives rise to the withholding requirement.

9.	Notices.

        All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)	if to the Participant, to the address last provided by the Participant to the Company’s Human Resources Department;

with a copy to

;Stephen W. Skonieczny, Esq.
Dechert LLP
30 Rockefeller Plaza
New York, New York 10112

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(b)	if to the Company:

Champps Entertainment, Inc.
10375 Park Meadows Drive, Suite 560
Littleton, CO 80124
Attention:General Counsel &Director of Human Resources

10.	Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

11.	Successors, Assigns and Transferees.

        This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and assigns (including, upon the death of the Participant, the Participant’s estate).

12.	Administration.

        The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan; provided that nothing herein or in the Plan shall prevent the Participant from contesting any interpretation or determination made by the Committee.

13.	Incorporation of Plan.

        Subject to the limitations contained in Section 12 of this Agreement, all terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein; provided that the Company may not terminate this Agreement pursuant to Section 3(c)(ii) of the Plan on or prior to the third anniversary of the Effective Date. The Participant may obtain a copy of the Plan from the office of the Director of Human Resources of the Company.

14.	Not an Employment Contract.

        Neither this Agreement nor the issuance of any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall they interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

15.	Integration.

        This Agreement and the other documents referred to herein, including without limitation the Plan and the Employment Agreement, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

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16.	Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

17.	Modification; Waiver.

        No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        IN WITNESS WHEREOF, the Participant has executed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

By:__________________________
Name:

CHAMPPS ENTERTAINMENT,INC.
By: ___________________________
Name:
Title:

5

Exhibit B

2003 STOCK OPTION AND INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

        This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made and entered into as of the ___ day of ___________, 2005 (the “Grant Date”), by and between Michael O’Donnell (the “Participant”) and Champps Entertainment, Inc., a Delaware corporation (the “Company”), sets forth the terms and conditions of a Restricted Stock Award issued pursuant to the Company’s 2003 Stock Option and Incentive Plan (the “Plan”) and this Agreement. Any capitalized terms used but not defined herein shall have the meaning prescribed in the Plan.

1.	Grant and Vesting of Restricted Stock.

(a)

Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants to the Participant 386,010 shares of restricted Stock (the “Restricted Stock”). The period during which the Restricted Stock is not vested and is subject to Transfer Restrictions is referred to herein as the “Restriction Period.” The Restricted Stock is granted as of the Grant Date pursuant to the Employment Agreement dated as of March 2, 2005, by and between the Participant and the Company (the “Employment Agreement”).

(b)

Subject to the terms and conditions of this Agreement, the Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder on the following dates, so long as the Participant has remained continuously employed by the Company from the Effective Date (as defined in the Employment Agreement) through the seventh anniversary of the Grant Date; provided that:

(i)

if, while the Participant is employed by the Company, the average of the market price (as defined below) of a share of Stock for all of the trading days occurring during any 60-day period ending on or before the second anniversary of the Effective Date is $[1] or higher (the “First Target”), 24,126 shares of Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder at the end of each of the first seven calendar quarters ending after the end of such 60-day period and 24,123 shares of Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder at the end of the eighth calendar quarter ending after the end of such 60-day period, in each case, if the Participant remains continuously employed by the Company from the Effective Date through each such vesting date; and

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(ii)

if, while the Participant is employed by the Company, the average of the market price of a share of Stock for the trading days occurring during any 60 day period ending on or before the third anniversary of the Effective Date is $[2] or higher (the “Second Target”), 24,126 shares of Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder at the end of each of the first seven calendar quarters ending after the end of such 60-day period and 24,123 shares of Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder at the end of the eighth calendar quarter ending after the end of such 60-day period, in each case, if the Participant remains continuously employed by the Company from the Effective Date through each such vesting date.

(iii)

For purposes of Clauses (ii) and (iii) above, “market price” means the average of the high and low sales prices for a share of Stock on a particular trading day, as reported by the principal exchange (which for this purpose may include the Nasdaq) on which the Stock is listed for trading or if the Stock is not so listed, “market price” shall mean “Fair Market Value” as determined under the Plan.

(c)

In the event of (i) the Participant’s termination of employment by the Company for a reason other than (x) Cause (as defined in the Employment Agreement) or (y) due to the Participant’s Disability (as defined in the Employment Agreement) or (ii) the Participant’s termination of employment for Good Reason (as defined in the Employment Agreement), any portion of the Restricted Stock that has not vested as of the Participant’s date of termination shall immediately be forfeited; provided that if the First Target or Second Target has been attained on or before the Participant’s date of termination, any Shares of unvested Restricted Stock that are subject to vesting under Section 1(b)(i) (if, and only if, the First Target has been achieved) or Section 1(b)(ii) (if, and only if, the Second Target has been achieved) above, shall immediately vest and no longer be subject to any Transfer Restrictions hereunder. For purposes of this Section 1(c), (i) the First Target shall be deemed to have been achieved as of the Participant’s date of termination if, on the last trading day before the Participant’s date of termination, the closing price of a share of Stock as reported by the principal exchange on which the Stock is traded was $[3] or higher and (ii) the Second Target shall be deemed to have been achieved as of the Participant’s date of termination if, on the last trading day before the Participant’s date of termination, the closing price of a share of Stock as reported by the principal exchange on which the Stock is traded was $[4] or higher.

2

(d)

In the event of the Participant’s termination of employment by the Company for Cause, or by the Participant for any reason other than Good Reason, any portion of the Restricted Stock that has not vested as of the date of the Participant’s date of termination shall immediately be forfeited.

(e)

In the event of the Participant’s termination of employment due to death or by the Company due to the Participant’s Disability, any portion of the Restricted Stock that has not vested as of the Participant’s date of termination shall be forfeited on the 60th day following the Participant’s date of termination; provided that if the First Target or Second Target has been attained on or before the Participant’s date of termination or within the 60 day period immediately following the Participant’s date of termination, any Shares of unvested Restricted Stock that are subject to vesting under Section 1(b)(i) (if, and only if, the First Target has been achieved) and/or Section 1(b)(ii) (if, and only if, the Second Target has been achieved) above, shall immediately vest and no longer be subject to any Transfer Restrictions hereunder.

(f)

If the First Target or Second Target has been achieved as of the date of a Change in Control (as defined in the Employment Agreement), any Shares of unvested Restricted Stock that are subject to vesting under Section 1(b)(i) (if, and only if, the First Target has been achieved) or 1(b)(ii) (if, and only if, the Second Target has been achieved) above, shall immediately vest and no longer be subject to any Transfer Restrictions hereunder. For purposes of this Section (f), (i) the First Target shall be deemed to have been achieved as of the date of a Change in Control if the per share consideration for a share of Stock paid to Company stockholders in connection with a Change in Control exceeds the First Target and (ii) the Second Target shall be deemed to have been achieved as of the date of a Change in Control if the per share consideration for a share of Stock paid to Company stockholders in connection with a Change in Control exceeds the Second Target .

(g)	For purposes of this Agreement, employment with the Company shall include employment with the Company’s affiliates and its successors.

2.	Issuance of Shares.

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        Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Participant or the Participant’s estate pursuant to this Agreement and the Plan. Subject to Section 8 (pertaining to the withholding of taxes), as soon as practicable after the restrictions on the Restricted Stock expire (provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement and the Plan), the Company shall issue (or cause to be delivered) to the Participant one or more unlegended stock certificates in respect of the Restricted Stock. The shares of Common Stock issued pursuant to this Agreement shall be registered on a Registration Statement on Form S-8 (or other available form).

3.	Nontransferability of the Restricted Stock.

        Prior to the vesting date thereof, the Restricted Stock shall not be transferable by the Participant, directly or indirectly, by means of sale, assignment, exchange, hypothecation, encumbrance, pledge or otherwise (such restrictions, the “Transfer Restrictions”).

4.	Rights as a Stockholder.

        Except as otherwise specifically provided in this Agreement and the Plan, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive any dividends with respect thereto.

5.	Adjustments.

        In the event of a change in corporate capitalization (including, without limitation, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction such as a merger, consolidation, separation, spin-off (or other distribution of stock or property of the Company), any reorganization or any partial or complete liquidation of the Company, the shares of Restricted Stock granted hereby shall be treated in the same manner as other shares of Common Stock.

6.	Payment of Transfer Taxes, Fees and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by the Participant in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.	Validity of Share Issuance.

        The shares of Restricted Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

8.	Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Participant may direct the Company to deduct any such taxes from the delivery of the Restricted Stock that gives rise to the withholding requirement.

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9.	Notices.

        All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)	if to the Participant, to the address last provided by the Participant to the Company’s Human Resources Department;

with a copy to:

Stephen W. Skonieczny, Esq.
Dechert LLP
30 Rockefeller Plaza
New York, New York 10112

(b)	if to the Company:

Champps Entertainment, Inc.
10375 Park Meadows Drive, Suite 560
Littleton, CO 80124
Attention: General Counsel &Director of Human Resources

10.	Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.

11.	Successors, Assigns and Transferees.

        This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and assigns (including, upon the death of the Participant, the Participant’s estate).

12.	Administration.

        The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan; provided that nothing herein or in the Plan shall prevent the Participant from contesting any interpretation or determination made by the Committee.

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13.	Incorporation of Plan.

        Subject to the limitations contained in Section 12 of this Agreement, all terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein; provided that the Company may not terminate this Agreement pursuant to Section 3(c)(ii) of the Plan before the later of (i) the day after the third anniversary of the Effective Date or (ii) with respect to shares of Restricted Stock that have become subject to vesting under Section 1(b)(i) or Section 1(b)(ii), the date such shares are either fully vested or forfeited, in each case, in accordance with the terms of this Agreement. The Participant may obtain a copy of the Plan from the office of the Director of Human Resources of the Company.

14.	Not an Employment Contract.

        Neither this Agreement nor the issuance of any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall they interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

15.	Integration.

        This Agreement and the other documents referred to herein, including without limitation the Plan and the Employment Agreement, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

16.	Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

17.	Modification; Waiver.

        No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

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        IN WITNESS WHEREOF, the Participant has executed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

By:

CHAMPPS ENTERTAINMENT, INC.
By:___________________________

7

Exhibit C

FORM OF RELEASE AGREEMENT

        I, Michael O’Donnell, have agreed to execute and be bound by this Release in exchange for the assumption by Champps Entertainment, Inc. (the “Company”) of the additional severance payment and benefit obligations provided for in my Employment Agreement with the Company, dated _________ _____, 2005 (the “Employment Agreement”) upon the termination of my employment with the Company effective [Month Day, Year]. I understand that the terms of the Employment Agreement and my eligibility for the additional payments and benefits to be paid thereunder are expressly contingent upon my executing, delivering and not revoking this Release. Under the terms of this Release, I am waiving any rights to bring claims against the Company and any affiliates thereto and against various other persons with respect to my employment, the cessation of my employment or otherwise, except as specifically and expressly allowed by this Release. This is a legally binding document. I WILL NOT SIGN THIS RELEASE UNLESS I THOROUGHLY UNDERSTAND IT.

        1.         In exchange for the agreement of the Company to make certain payments and provide certain benefits that I would not otherwise be entitled to pursuant to the Employment Agreement, I hereby release the Company and all of its past and/or present subsidiaries, divisions and affiliates, and their officers, directors, stockholders, partners, trustees, employees, agents, representatives, administrators, attorneys, insurers, fiduciaries, successors and assigns, in their individual and/or representative capacities (collectively referred to as “the Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims and demands of any kind whatsoever (“Claims”) that I or my heirs, executors, administrators, successors and assigns ever had, now have or may have against the Releasees, whether known or unknown to me, by reason of my employment and/or the cessation of my employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, including, without limitation, any and all Claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act), the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1975, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the New York State and New York City Human Rights Laws, the New York Labor Laws [INSERT OTHER APPLICABLE FEDERAL AND STATE LAWS] and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment, as well as any and all Claims under federal and state contract or tort law. However, I am not releasing any Claims (i) for the benefits described in the Employment Agreement, (ii) regarding any right I may have under any benefit plan or program maintained by the Company, (iii) regarding any rights for indemnification I may have under the Employment Agreement, (iv) regarding any rights I may have under any directors’ and officers’ insurance policies maintained by the Company or (v) regarding any rights I may have under any Restricted Stock Agreement with the Company (collectively, the “Excluded Claims”).

1

        2.         I represent that I have not filed, and will not hereafter file, any lawsuit against the Releasees relating to my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than with respect to any Excluded Claims.

         3.        I understand and agree that if I commence, continue, join in, or in any other manner attempt to assert any Claim (other than with respect to any Excluded Claims) released herein against the Releasees, or otherwise violate the terms of this Release, I agree to reimburse the Releasees for all attorneys’ fees and expenses incurred by any of them in defending against such a lawsuit, provided that the right of the Releasees to receive the foregoing payments is without prejudice to their other rights hereunder, including any waiver and release of any and all Claims (other than the Excluded Claims) against the Releasees.

         4.        I understand and agree that the Company’s payments to me and my signing of this Release do not in any way indicate that I have any viable Claims against the Releasees or that any of the Releasees admits any liability to me whatsoever.

         5.        I agree to keep the terms of this Release in strict confidence, except where necessary to comply with or enforce this Release or as may be required by any applicable law, regulation or judicial process. Notwithstanding the foregoing, I understand that I may disclose the terms of this Release and provide a copy hereof to my immediate family and my financial and legal advisors.

         6.        I understand that if any provision of this Release or my compliance with any provision of this Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Release, which provisions will remain binding on me.

         7.        I have read this Release carefully, have been given at least twenty-one (21) days to consider all of its terms, have been advised to consult with an attorney and any other advisors of my choice, and fully understand that by signing below I am giving up any right that I may have to sue or bring any Claims (other than the Excluded Claims) against the Releasees. I have not been forced or pressured in any manner whatsoever to sign this Release, and I agree to all of its terms voluntarily.

         8.        I understand that I have seven (7) days from the date I have signed this Release below to revoke my signature, that this Release will not become effective until the eighth (8th) day following the date that I have signed this Release, and that if I revoke my signature, I will not be entitled to any benefits from the Company under the Employment Agreement. [TO BE MODIFIED TO REFLECT ANY CHANGES IN LAW AFTER THE EFFECTIVE DATE OF THE EMPLOYMENT AGREEMENT].

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         9.        I understand and agree that this Release will be governed by the law of the State of Delaware, to the extent not preempted by federal law.

By:____________________________

Dated:

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1	200% of the average “market price” for all of the trading days occurring during the 60-day period immediately preceding the Effective Date (the “Base Average Market Price”).

2	300% of Base Average Market Price.

3	190% of the Base Average Market Price.

4	280% of the Base Average Market Price.